                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                            DUKE ENERGY MADISON, LLC

1.   The name of the limited liability company is Duke Energy Madison, LLC.

2.   The  Certificate  of Formation of the limited  liability  company is hereby amended as follows:  Paragraph 1 is hereby  deleted in its  entirety and is amended to read as follows:

     "First: The name of the limited liability company is CinCap Madison, LLC."

3.   The foregoing  amendment was duly adopted by the sole member of the limited liability  company  on the  13th  day of  September,  2001,  in the  manner prescribed by law. This the 13th day of September, 2001.

                                                DUKE ENERGY MADISON, LLC

                                                By:
                                                        ---------------------
                                                Name:      Arturo Vivar
                                                        ---------------------
                                                Title:     Authorized Person
                                                        ---------------------